Exhibit 10.7

GLOBAL HEALTH SOLUTIONS, INC.

2018 STOCK PLAN

1.              Purposes of the Plan. The purposes of the Global Health Solutions, Inc. 2018 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants (including Directors), and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations and interpretations promulgated thereunder.

2.              Definitions. As used herein, the following definitions shall apply:

(a)            “Administrator” means the Board or its Committee appointed pursuant to Section 4 below.

(b)            “Affiliate” means, with respect to a Person, any other Person controlling, controlled by, or under the common control of such Person. The term “control,” as used in the immediately preceding sentence, means, with respect to a corporation, limited liability company, partnership or other entity, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled entity, and, with respect to any individual, partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

(c)            “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase or grant plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or Stock Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d)            “Board” means the Board of Directors of the Company.

(e)            “Cause” for termination of a Participant’s Continuous Service Status will exist if the Participant is terminated by the Company for any of the following reasons: (1) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (2) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (3) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (4) the occurrence of a Competition Event; or (5) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The preceding notwithstanding, if the Participant has a written employment or consulting agreement with the Company that defines the term Cause, then the definition(s) of such term in such agreement shall control for purposes of this Plan. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, as appropriate.

(f)            “Change of Control” means (a) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (b) any Person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting equity of the Company, including by way of merger, consolidation or otherwise, or (c) an IPO.

(g)            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)            “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

(i)            “Common Stock” means the Common Stock of the Company.

(j)            “Company” means Health Solutions, Inc., a Delaware corporation.

(k)            “Competition Event” means Participant’s rendering of services, at any time (including after termination of a Participant’s Continuous Service Status), for any business which is in substantial competition with a business conducted by the Company or any Affiliate.

(l)            “Consultant” means any person, including an advisor, who is engaged by the Company or any Subsidiary to render services and is compensated for such services, and any Director whether compensated for such services or not.

(m)            “Continuous Service Status” means the absence of any interruption or termination of service as an Employee, Director or Consultant. Continuous Service Status as an Employee, Director or Consultant shall not be considered interrupted in the case of: (1) sick leave; (2) military leave; (3) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (4) in the case of transfers between locations of the Company or between the Company or its Subsidiaries, or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status. Notwithstanding the foregoing, with respect to any award subject to Code Section 409A, any reference to “termination of Continuous Service,” “termination of employment” or similar term shall mean an event that constitutes a “separation from service” within the meaning of Code Section 409A.

(n)            “Director” means a member of the board of directors or similar governing board of the Company or any Subsidiary.

(o)            “Disability” means, with respect to any Participant, a permanent disability within the meaning of Section 22(e)(3) of the Code; provided, that, if such Participant has an employment, severance or other similar agreement with the Company that includes a definition of “Disability” or an equivalent term, “Disability” shall be determined in accordance with the definition in such agreement, if any.

(p)            “Employee” means any person employed by the Company or any Subsidiary of the Company, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. The payment of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director.

(q)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(r)            “Fair Market Value” means, as of any date, the fair market value of the Common Stock, as determined by the Administrator on a reasonable basis consistent with regulations under Section 409A of the Code. For Shares tradable on an established security market, the closing price per Share on the immediately preceding day on which such trades were made.

(s)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(t)            “IPO” means an initial underwritten public offering of Shares or other equity securities of the Company or any entity that holds, directly or indirectly, substantially all of the equity securities of the Company, pursuant to an effective registration statement under the Securities Act on Form S-1 (or an successor form under the Securities Act) after which sale such Shares or other equity securities are listed on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association.

(u)            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(v)            “Option” means a stock option granted pursuant to the Plan.

(w)            “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(x)            “Optioned Stock” means the Common Stock subject to an Option.

(y)            “Optionee” means an Employee, Director or Consultant who receives an Option.

(z)            “Participant” means any holder of one or more Options, or the Shares issuable or issued upon exercise of such awards, under the Plan.

(aa)          “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

(bb)          “Plan” means the Health Solutions, Inc. 2018 Stock Plan.

(cc)          “Reporting Person” means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(dd)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision thereto.

(ee)          “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

(ff)           “Securities Act” means the Securities Act of 1933, as amended from time to time.

(gg)         “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(hh)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(ii)            “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary of the Company.

3.              Stock Subject to the Plan. Subject to the provisions of Section 12 below, the maximum aggregate number of Shares that may be sold under the Plan is One Million Two Hundred Thousand (1,200,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares which are retained by the Company upon exercise of an award in order to satisfy the exercise for such award or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later forfeited to the Company shall be available for future grant under the Plan.

4.               Administration of the Plan. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i)             to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii)            to select the Employees and Consultants to whom Plan awards may from time to time be granted;

(iii)           to determine whether and to what extent Plan awards are granted;

(iv)           to determine the type and amount of Options granted under each award granted;

(v)            to approve the form(s) of agreement(s) used under the Plan;

(vi)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), and any restriction or limitation regarding any Option or Optioned Stock based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)          to adjust the vesting of an Option held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company; and

(viii)            to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants.

5.              Eligibility.

(a)            Recipients of Grants. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees (including Employees who are also Directors) of the Company.

(b)            Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c)            Maximum Grants. The maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan is One Million Two Hundred Thousand (1,200,000) Shares. The maximum number of Shares with respect to which Options, whether Incentive Stock Options or Nonstatutory Stock Options, may be granted to any single Participant in a calendar year is One Million Two Hundred Thousand (1,200,000) Shares.

(d)            ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(d), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(e)            No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the right of the Company or Subsidiary as the case may be to terminate the employment or consulting relationship at any time for any reason.

6.              Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 below.

7.              Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.              Option Exercise Price and Consideration.

(a)            Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator at the time of grant, but shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(b)            Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (a) in cash or its equivalent (e.g., by cashier’s check); (b) to the extent permitted by the Administrator, in Shares (previously owned by the Participant) having a Fair Market Value equal to the aggregate exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Administrator; (c) partly in cash and, to the extent permitted by the Administrator, partly in such Shares (as described in (b) above); or (d) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Administrator, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased. The Administrator may prescribe any other method of payment that it determines to be consistent with the exemptions under Section 409A, other applicable law and with the purposes of this Plan. In no event shall payment by installment or other extension of credit by the Company be permitted. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise other than cash or certified check.

9.              Exercise of Option; Termination of Service; Repurchase Rights.

(a)            General.

(i)            Exercisability and Early Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

(ii)            Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii)            Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iv)            Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) above, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(v)            Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 below.

(b)            Termination of Employment or Consulting Relationship. Except as otherwise set forth in this Section 9(b), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. Unless the Administrator otherwise provides in the Option Agreement, to the extent that the Optionee is not vested in Optioned Stock at the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7 above).

The following provisions shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status:

(i)             Termination other than Upon Disability or Death or for Cause. In the event of termination of Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (ii) through (iv) below, such Optionee may exercise an Option for thirty (30) days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

(ii)            Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise an Option at any time within twelve (12) months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

(iii)           Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, the Option may be exercised by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve (12) months following the date of death, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated.

(iv)           Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any Option (including any exercisable portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status. The Administrator shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of this Section 9(b)(iv), including such procedures and actions as are required to cause the Optionee to return to the Company Shares purchased under the Option that have been purchased or that vested prior to the events giving rise to the for-Cause termination of the Optionee’s Continuous Service Status and, if such Shares have been transferred by the Optionee, to remit to the Company the value of such transferred Shares.

(c)            Repurchase Right on Termination or Competition Event.

(i)            In the event of termination of an Optionee’s Continuous Service Status for any reason other than Cause, the Company shall have the right (but not the obligation) to repurchase from such Optionee any or all Company Shares purchased under any Option held by such Optionee, in the Administrator’s sole discretion and at the Fair Market Value of such Company Shares, at any time upon notice to Optionee during the six (6) month period after the termination of Optionee’s Continuous Service Status (except in the event of termination of an Optionee’s Continuous Service Status for death or Disability, during the eighteen (18) month period after the termination of Optionee’s Continuous Service Status), and on the terms set forth in Section 9(c)(ii) below. In the event of termination of an Optionee’s Continuous Service Status for Cause or the occurrence of a Competition Event with respect to a Participant, the Company shall have the right (but not the obligation) to repurchase from such Optionee or Participant, as applicable, any or all Company Shares purchased under any Option held by such Optionee or Participant, in the Administrator’s sole discretion and at 50% of the Fair Market Value of such Company Shares, (A) upon notice (i) in the case of termination of an Optionee’s Continuous Service Status for Cause, to Optionee at any time during the six (6) month period after the termination of Optionee’s Continuous Service Status, and (ii) in the case of the occurrence of a Competition Event, to Participant at any time after the occurrence of such Competition Event, and (B) on the terms set forth in Section 9(c)(ii) below.

(ii)            If the Company elects to exercise its repurchase right in Section 9(c)(i) above, the Company must notify Optionee or Participant, as applicable (or, in the case of his or her death, his or her representative or beneficiary) in writing of such election (the “Call Notice”) during the time periods described in Section 9(c)(i) above. The Call Notice shall set forth the Company Shares to be purchased and the price to be paid for such Company Shares. Within thirty (30) days after Optionee’s or Participant’s receipt (or the receipt by his or her representative) of the Call Notice, Optionee or Participant (or such representative) shall execute and deliver documents satisfactory to the Company evidencing all Company Shares to be so purchased, and the Company shall, within fifteen (15) days thereafter, pay to Optionee or Participant (or to such representative), as principal or agent, in cash or by certified check, the purchase price for such Company Shares. If documents evidencing all Company Shares purchased by the Company are not executed and delivered by Optionee or Participant as provided herein, the Company shall have the right to cancel such Company Shares on its books, and deposit the purchase price in a non-interest-bearing account and make payment of such funds to Optionee or Participant (or such representative) upon its receipt of the applicable documents.

(iii)            If the repurchase by the Company of the Company Shares from an Optionee or Participant, as applicable, required to sell his or her Company Shares under this Section 9(c) (a “Selling Participant”) is prohibited by law, either because its capital is impaired or such purchase would impair its capital, the Company shall reduce its capital and increase its surplus to the fullest extent legally permissible to enable it to purchase the greatest portion of such Company Shares as is legally permissible. If despite these efforts the Company is prevented from lawfully repurchasing all or part of the Company Shares from a Selling Participant, then the stockholders of the Company other than the Selling Participant, in proportion to their relative holdings of Shares, may purchase all of the Company Shares which the Company is legally prevented from purchasing at the same price and other terms set forth herein for the Company’s obligation.

(iv)            Anything herein to the contrary notwithstanding, the Company’s repurchase right pursuant to this Section 9(c) shall lapse and be of no further force or effect concurrently with the consummation of a Change of Control.

10.            Withholding Obligations. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Option or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. As a condition of the grant, vesting or exercise of an Option granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant or exercise of the Option or the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations under this Section 10, the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

11.            Non-Transferabilitv of Options. Unless otherwise determined by the Administrator, an Option shall not be transferable or assignable by the Participant, except in the event of the Participant’s death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Options to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

12.            Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)            Changes in Capitalization. Subject to any action required under Applicable Laws by the stockholders of the Company, the number of Shares covered by each outstanding award, and the number of Shares that have been authorized for issuance under the Plan but as to which no awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share of Common Stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive and any such adjustment or substitution will not constitute a modification of such Options within the meaning of Section 409A or otherwise be inconsistent with the provisions of Section 409A. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an award.

(b)            Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)            Change of Control. In the event of a Change of Control, the Administrator may, in its discretion, (1) provide for acceleration in part or whole of the right to exercise a Stock Option; (2) provide for the assumption or substitution of, or adjustment to, each outstanding Option by the successor corporation or a parent or subsidiary of the successor corporation; (3) provide that any Options shall terminate if not exercised within a specified period of notice of such termination; and/or (4) provide for termination of Stock Options as a result of the Change of Control on such other terms and conditions as it deems appropriate, including providing for the cancellation of Stock Options for a cash payment to the Participant. Each award need not be subject to identical treatment.

13.            Amendment and Termination of the Plan.

(a)            Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 12 above) shall be made that would materially and adversely affect the rights of any Optionee under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)            Effect of Amendment or Termination. Except as to amendments which the Administrator has the authority under the Plan to make unilaterally, no amendment or termination of the Plan shall materially and adversely affect Options already granted, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.

14.            Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

15.            Joinders. Acceptance or exercise of any Options or the acceptance or delivery of awards shall constitute agreement by the Participant to be bound by the terms of any agreements generally applicable to stockholders or employee stockholders of the Company as may be in place and amended from time to time (which agreements may include but need not be limited to provisions restricting transfer or voting of shares and/or providing for “drag along” rights in favor of the Company’s majority or preferred stockholders), and the Company may require the Participant to execute or join any such agreement, or any other agreement related to stock ownership (whether or not applicable to employee stockholders generally), as a condition to delivery of any shares hereunder.

16.            Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.            Agreements. Options shall be evidenced by Option Agreements in such form(s) as the Administrator shall from time to time approve.

18.            Stockholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

19.            Section 409A. It is intended that Options under the Plan are either exempt from Section 409A or are structured to comply with the requirements of Section 409A. The Plan shall be administered and interpreted in accordance with that intent. By way of example, the following rules shall apply to awards hereunder to the extent needed to be exempt from or comply with the requirements of Section 409A: (1) any adjustment or modification to an award shall be made in compliance with Section 409A, (2) rights to amend, terminate or modify the Plan or any award are subject to the requirements and limitations of Section 409A, and (3) any payment or distribution that is triggered upon termination or cessation of employment or a comparable event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h). While the Company intends for awards to either be exempt from or in compliance with Section 409A, neither the Company nor the Administrator shall be liable to any person for the tax consequences of any failure to comply with the requirements of Section 409A or any other tax consequences relating to Options under this Plan.

20.            Governing Law; Integration. This Plan and the rights and obligations of the Company and the Participants hereunder shall be governed and construed according to the domestic substantive laws of the State of Delaware without giving effect to choice or conflict of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction. This Plan and the Options granted from time to time pursuant thereto constitute the sole understanding of the Company and the Participants with respect to the subject matter hereof.

21.            Arbitration. Except as provided in Section 22, in the event that there shall be a dispute among the parties arising out of or relating to this Plan, any applicable Option Agreement or the rights and obligations of the Company and the Participants hereunder and thereunder, the parties agree that such dispute shall be resolved by final and binding arbitration in Los Angeles, California, administered by JAMS/Endispute in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, the Participant(s) and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the Participant(s) and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither the Participant(s) nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Delaware, or federal law, or both, as applicable and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance. The arbitrator shall render an award and a written, reasoned opinion in support thereof. The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties. Unless otherwise ordered by the arbitrator pursuant to Section 23 hereof, the arbitrator’s expenses shall be shared equally by the parties.

22.            Specific Performance. The Company and the Participant(s), in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Plan and any applicable Option Agreement. The Company and the Participant(s) agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either of the provisions of this Plan and any applicable Option Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

23.            Attorneys’ Fees. If any arbitration is brought under Section 21 hereof, the arbitrator may award the successful or prevailing party reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled. If any other proceeding is brought by one party against the other in connection with or relating in any manner to this Plan, any applicable Option Agreement or the rights and obligations of the Company and the Participants hereunder and thereunder, or to enforce an arbitration award, the successful or prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

24.            Recoupment or Clawback. Awards under the Plan shall be subject to such Company policies or such applicable statutes, rules, or regulations regarding recoupment or clawback as may be in effect from time-to-time, regardless of whether the Participant is in the service of the Company or a Subsidiary at the time the events giving rise to the recoupment or clawback occur or are discovered. In particular, and not in limitation of the foregoing, if for any reason the Company’s financial statements must be restated for any part of a performance period to which an award for a Participant relates or is outstanding as a result of material noncompliance with accounting requirements, then such award will be forfeited, and be repaid to the Company, in such amount or to such extent as the Administrator shall determine.

FIRST AMENDMENT
TO
2018 STOCK PLAN
OF
GLOBAL HEALTH SOLUTIONS, INC.

The undersigned, being a duly elected and acting officer of Global Health Solutions, Inc., a Delaware (the “Company”), does hereby certify as follows:

1.            The Board of Directors of the Company and the stockholders of the Company holding the requisite number of shares have duly adopted the following amendment to the Company’s 2018 Stock Plan (the “Plan”):

“Section 5(c) of the Plan is hereby amended to decrease the authorized number of shares issuable under the Plan from 1,000,000 shares of common stock to 754,467 shares of common stock.”

2.            Such amendment has not been rescinded or repealed and is now in full force and effect.

IN WITNESS WHEREOF, I have hereunto executed this certificate dated as of July 8, 2024.

/s/ Bradley Burnam
Bradley Burnam, Chief Executive Officer